UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 23, 2005

BEDFORD PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12222	68-0306514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

270 Lafayette Circle Lafayette, CA 94549 (Address of Principal Executive Offices including Zip Code)

Registrant’s telephone number, including area code: (925) 283-8910

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

009450-0007-08704-PaloAlto.2068161.1

Item 1.01.

Entry into a Material Definitive Agreement.

(a)

On March 23, 2005, the Compensation Committee of Bedford Property Investors, Inc. (the “Company”) recommended, and the board of directors of the Company (the “Board”) approved, with effect from March 23, 2005, the following revised cash payments to non-employee members of the Board and its committees: (i) members of the Board who are not employees of the Company will be paid an annual retainer of $25,000 and an additional fee of $2,500 for each regular Board meeting attended and $1,000 for each special Board meeting attended (in each case, whether attended in person or by telephone); (ii) each member of the Audit Committee, Compensation Committee and Investment Committee of the Company will be paid an attendance fee of $1,000, and each member of the Nominating and Corporate Governance Committee of the Company will be paid an attendance fee of $500, for each committee meeting attended (whether by person or by telephone) by such member, including for attendance at committee meetings held on the same day as a regularly scheduled Board meeting; and (iii) the chairman of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee will receive an additional annual payment of $10,000, $5,000 and $3,000, respectively, for their work on those committees.  All other aspects of the compensation of the Company’s directors remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEDFORD PROPERTY INVESTORS, INC.

(Registrant)

By:

 /s/ Hanh Kihara

Name:

Hanh Kihara

Title:

Senior Vice President and

Chief Financial Officer

Date:  March 28, 2005